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                                   EXHIBIT 5


                                December 9, 1999



Pervasive Software Inc.
12365 Riata Trace Parkway, Building II
Austin, Texas 78727

     Re:  Pervasive Software Inc. Registration Statement for
          Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 954,921 shares of Common Stock under the 1997 Stock Incentive Plan and of 250,000 shares of Common Stock under the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Incentive Plan, the Employee Stock Purchase Plan, and the International Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/ GUNDERSON DETTMER STOUGH VILLENEUVE
                                            FRANKLIN & HACHIGIAN, LLP